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                                                                    EXHIBIT 23.4


                           [NIXON PEABODY LETTERHEAD]



                                          November 21, 2000


W.P. Stewart & Co., Ltd.
Trinity Hall
43 Cedar Avenue
P.O. Box 2905
Hamilton HM LX
Bermuda

       Re:  Registration Statement on Form F-1 (333-49420)

Ladies and Gentlemen:


We hereby consent to the reference to our firm under the heading "Enforcement of Civil Liabilities" in the Prospectus constituting part of the Registration Statement on Form F-1 (333-49420) relating to the registration of common shares of W.P. Stewart & Co., Ltd.


                                          Sincerely,


                                          Nixon Peabody LLP